UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified In Its Charter)

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ONCOSEC MEDICAL INCORPORATED

To the Shareholders of OncoSec Medical Incorporated:

You are cordially invited to attend the OncoSec Medical Incorporated 2016 Annual Meeting of Shareholders on December 6, 2016, at 9:00 a.m., local time, at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121. The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Your vote is very important to us. Whether or not you attend the meeting personally, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Punit Dhillon
Punit Dhillon President and Chief Executive Officer

October 27, 2016

ONCOSEC MEDICAL INCORPORATED

5820 Nancy Ridge Drive

San Diego, California 92121

(855) 662-6732

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of OncoSec Medical Incorporated:

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) will be held on December 6, 2016 at 9:00 a.m., Pacific Time, at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121, for the following purposes, which are further described in the accompanying proxy statement (the “Proxy Statement”):

(1)	to elect four directors to the Company’s Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

(2)	to approve an amendment and restatement of the Company’s 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder and to make certain other changes;

(3)	to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2017; and

(4)	to transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” Proposals 2 and 3.

Only shareholders of record at the close of business on October 10, 2016 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On or about October 27, 2016, we expect to send our shareholders (other than those shareholders who previously requested paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our Form 10-K for the 2016 fiscal year. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you receive in the mail.

To obtain directions to attend the Annual Meeting, please call Investors Relations at (855) 662-6732.

By order of the Board of Directors,

/s/ Punit Dhillon
Punit Dhillon President and Chief Executive Officer

San Diego, California

October 27, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on December 6, 2016: The Notice of the 2016 Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
Voting Information	1
Who Can Vote; Outstanding Shares	2
Voting of Proxies	2
Required Votes	3
Voting in Person	3
How You May Revoke or Change Your Vote	3
Proxy Solicitation Costs	3
Delivery of Proxy Materials to Households	4
Communications with the Board of Directors	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Structure of the Board of Directors	5
Director Nominees	5
PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2011 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO MAKE CERTAIN OTHER CHANGES	8
Key Features of the Proposed Amendments to the Existing Plan	8
Summary of the Amended Plan	9
New Plan Benefits	13
Certain U.S. Federal Income Tax Consequences	13
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Fees Paid to Independent Registered Public Accounting Firm	16
Pre-Approval Policy	17
CORPORATE GOVERNANCE	18
Role of the Board	18
Director Independence	18
Board Leadership Structure	18
Meetings of the Board of Directors	19
Committees of the Board	19
Nomination of Directors	21
Board Oversight of Risk Management	21
Code of Business Conduct and Ethics	22
Section 16(a) Beneficial Ownership Reporting Compliance	22
Certain Relationships and Related Transactions	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
EXECUTIVE COMPENSATION	24
Executive Officers	24
Summary Compensation Table	25
Outstanding Equity Awards at July 31, 2016	26
Employment Agreements	27
Compensation of Directors	31
Director Compensation Table	31
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	33
AUDIT COMMITTEE REPORT	34
ANNUAL REPORT	35
SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	35
OTHER MATTERS	35
ANNEX A: ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN (AS PROPOSED TO BE AMENDED AND RESTATED AS OF DECEMBER 6, 2016)	A-1

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is being furnished to shareholders of record of OncoSec Medical Incorporated, a Nevada corporation (the “Company,” “OncoSec,” “we” or “our”) as of the close of business on October 10, 2016 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Fiscal Year 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 6, 2016 at 9:00 a.m., Pacific Time at our principal executive offices at 5820 Nancy Ridge Drive, San Diego, California 92121, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement and the related proxy materials are first being mailed to shareholders, or made available on the Internet, as applicable, beginning on or about October 27, 2016. The Notice Regarding the Availability of Proxy Materials instructs you on how to access and review our Proxy Statement and our 2016 Annual Report to Shareholders over the internet and submit your proxy. If you have elected to receive a printed copy of our proxy materials by mail, you should follow the instructions set forth on the proxy card you receive by mail. If you hold your shares through a broker or other nominee, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the notice or the voting instructions provided by your broker or nominee to instruct your broker or nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on December 6, 2016

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report are available to shareholders at: www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

The Company’s principal executive office is located at 5820 Nancy Ridge Drive, San Diego, California 92121. The Company’s main telephone number is (855) 662-6732. The Company’s principal executive officers may be reached at the foregoing business address and telephone number.

Voting Information

The presence in person or representation by proxy (regardless of whether the proxy has authority to vote on each matter at the meeting) of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

Under our Amended and Restated Bylaws (“Bylaws”), when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors. Under our Bylaws, the affirmative vote of the majority of the votes cast on the proposal is necessary for the approval of the other proposals set forth in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote with respect to any proposal set forth in this Proxy Statement, although they will count toward the presence of a quorum.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal 1 (the election of directors) and Proposal 2 (the approval of the amendment and restatement of the Company’s 2011 Stock Incentive Plan) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 2. Proposal 3 (ratification of independent registered public accounting firm) is considered a routine matter. Broker non-votes are not expected to result from the vote on Proposal 3.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a shareholder’s proxy may remain valid and may be voted at the postponed or adjourned meeting. A shareholder will still be able to revoke the shareholder’s proxy until it is voted. As of the date of this Proxy Statement, the Board does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting.

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Who Can Vote; Outstanding Shares

The Record Date for the Annual Meeting is October 10, 2016. All shareholders of record of our common stock on the Record Date are entitled to notice of and to vote at the Annual Meeting and any meetings held upon any adjournment or postponement thereof. As of the Record Date, there were 19,159,645 shares of our common stock outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of common stock held by such shareholder.

Voting of Proxies

You may vote by attending the Annual Meeting and voting in person, or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by telephone or through the mail. To vote via the internet, follow the instructions in the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you have received a proxy card in the mail and wish to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, 51 Mercedes Way, Edgewood, New York 11717. If you receive only the Notice and would like to vote by mail, follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.

If your shares of common stock are held by a bank, broker or other holder of record, then you are the beneficial owner of those shares held in street name rather than a shareholder of record. As a beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank, or other nominee.

The internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on December 5, 2016, the day before the Annual Meeting. Shareholders who submit a proxy via the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by such shareholders. Shareholders who submit a proxy via the internet or by telephone need not return a proxy card or the form forwarded by your broker, bank, or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting in person. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

Unless you instruct otherwise in the proxy, any properly submitted proxy that is not revoked will be voted at the Annual Meeting by the proxy holders named in the proxy in accordance with the recommendations of our Board, as follows:

●	FOR each nominee to the Company’s Board of Directors;

●	FOR approval of the amendment and restatement of the Company’s 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder and to make certain other changes; and

●	FOR ratification of the appointment of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2017.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

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Required Votes

Each shareholder may vote for, vote against, or abstain from voting on each of the proposals. The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

For Proposal 1—Election of Directors, the nominees for director will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

For Proposal 2—Approval of the amendment and restatement of the 2011 Stock Incentive Plan, an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes are not counted as votes cast and will have no impact on Proposal 2.

For Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm, an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting is required to approve Proposal 3. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the vote for Proposal 3. Broker non-votes are not expected to result from the vote on Proposal 3.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please note that if your shares are held of record by a broker, bank, or other nominee, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How You May Revoke or Change Your Vote

As a shareholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a shareholder of record by:

●	Delivering a written notice of revocation to our Secretary at or before the Annual Meeting;

●	Presenting to our Secretary, at or before the Annual Meeting, a later dated proxy executed by the person who executed the prior proxy;

●	Submitting another proxy by telephone or via the internet, as your latest-dated telephone or internet voting instructions are followed; or

●	Attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a shareholder of record may be sent to OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

If you hold your shares through a broker, bank, or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank, or other nominee.

Proxy Solicitation Costs

The accompanying proxy is solicited on behalf of the Board. We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our shareholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock held of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

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Delivery of Proxy Materials to Households

The Securities and Exchange Commission (the “SEC”) has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to our shareholders. Under this process, certain shareholders will receive only one copy of our proxy materials until one or more of these shareholders notifies us that they want to receive separate copies. Any shareholders who object to or wish to begin householding may contact us at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary or 855-662-6732. Upon our receipt of any written or oral request for separate proxy materials, we undertake to deliver the proxy materials to the shareholder submitting the request.

Communications with the Board of Directors

Any shareholder who desires to contact our Board or any member of our Board may do so by writing to: Board of Directors, c/o Secretary, OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121. Copies of any such written communications received by the Secretary will be provided to our full Board or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

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PROPOSAL 1
ELECTION OF DIRECTORS

Structure of the Board of Directors

Our Board currently consists of four members, three of whom have been determined to be independent under the current rules of the NASDAQ Stock Market (“NASDAQ”) and the SEC. Please see the section titled “Director Independence” below for more information. Currently, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon serve as our directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of the nominees or our named executive officers, except that Punit Dhillon, our Chief Executive Officer and a director, is the nephew of Dr. Avtar Dhillon, our Chairman of the Board.

Director Nominees

The Nominating and Corporate Governance Committee of our Board has recommended, and our Board has nominated, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon for election as our directors at the Annual Meeting. All of these individuals are currently members of our Board. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. Each director elected at the Annual Meeting will serve a one-year term until the next annual meeting of shareholders and until his successor is duly elected and qualified.

The shares represented by the proxies will be voted, unless otherwise specified, in favor of the nominees for the Board named below. If, as a result of circumstances not known or unforeseen, the nominees shall be unavailable to serve as director, proxies will be voted for the election of such other substitute nominee(s) as the Board may select.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Dr. Avtar Dhillon	Chairman of the Board	55	March 2011
Dr. Anthony Maida	Director	64	June 2011
Dr. James DeMesa	Director	59	February 2011
Punit Dhillon	Chief Executive Officer, President and Director	36	March 2011

The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s needs and represent the best interests of the Company’s shareholders. The biographies below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors for reelection.

Dr. Avtar Dhillon has served as the Chairman of our Board since March 2011. Previously, Dr. Dhillon was the President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NASDAQ: INO) from October 2001 to June 2009, was President and CEO of Inovio from June 2009 until October 2009, was Executive Chairman until August 2011, and is Chairman since September 2011. During his tenure at Inovio, Dr. Dhillon led the successful turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led multiple successful financings for Inovio and concluded several licensing deals that included global giants Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and is influential as an active member in the biotech community. He was lead fund manager at MDS Capital Corp. structuring, launching, and funding Tekimira (NASDAQ: TKMR) and helped launch and fund Aspreva Pharmaceuticals (acquired by Galenica Ltd. for approximately $1 billion).

From March 1997 to July 1998, Dr. Dhillon was a consultant to Cardiome Pharma Corp. (NASDAQ: CRME), a biotechnology company, where he led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on U.S. or Canadian stock exchanges that have successfully matured through advances in their development pipeline and subsequent M&A transactions. He was a founding board member (May 2003) of Protox Therapeutics, Inc. (TSX-V: SHS) (now Sophiris Bio Inc.), a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon was a member of the Board of Directors of BC Advantage Funds, a Venture Capital Corporation in British Columbia, from 2004 to January 2015. Since May 2011, Dr. Dhillon has also served as a Director and was appointed Chairman in April 2013 of Arch Therapeutics, Inc. (OTCQB: ARTH), a medical device company offering an innovative therapeutic approach to stasis and barrier applications. Since March 2012 he has been the Chairman of Vitality Biopharma, Inc. (OTCQB: VBIO), a biotechnology company engaged in pharmaceutical development of cannabinoid prodrugs.

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Dr. Dhillon plays a key role on our Board because of his extensive experience with pharmaceutical and biotech companies, including his tenure as President and CEO of Inovio where he was responsible for developing and executing on the clinical programs that provide the extensive clinical database supporting our current efforts for treating solid tumors. Dr. Dhillon’s business and management experience, as well as his familiarity with the Company’s business garnered through his tenure as a director, were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Anthony Maida joined our Board on June 21, 2011. Dr. Maida has served as a director on the Board of Directors of Spectrum Pharmaceuticals, Inc. since December 2003 and currently serves as the chairman of its Audit Committee and a member of its Placement Committee, Nomination and Corporate Governance Committee and Product Acquisition Committee. He is currently Senior Vice President—Clinical Research at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell based vaccines to treat patients with cancer. Currently, Dr. Maida serves as the Chair of the Audit Committee of Vitality Biopharma, Inc. Dr. Maida has been the Chairman of DendriTherapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003 and as Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently, Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, worldwide for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company from June 2001 to July 2003. From 1999 to 2001, he held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a privately held biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Dr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, he held senior management positions with various companies including Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Dr. Maida serves or has served as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, he has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Dr. Maida formerly served as a member of the board of directors of Sirion Therapeutics, Inc., a privately held ophthalmic-focused company, and GlycoMetrix, Inc., a startup company focused on the development of assays to identify carbohydrates that can indicate cancer. He is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro Oncology and the Society of Immunotherapy of Cancer (SITC). Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010.

Dr. Maida brings to the Board extensive experience in our industry and significant expertise in clinical development and clinical trials. We believe that his financial and operational experience in our industry provide important resources to our Board and such experience is the primarily qualification that the Board considered in nominating him as a director of the Company.

Dr. James M. DeMesa has served on our Board since February 3, 2011. Dr. DeMesa has been a practicing physician and has served as a senior executive with several international pharmaceutical and biotech companies, both public and private, in the areas of corporate management, regulatory affairs, and pre-clinical and clinical pharmaceutical and medical device product development. In addition to OncoSec, Dr. DeMesa is currently on the Boards of Directors of Induce Biologics, a regenerative medicine company, and Integene International, a gene-therapy company. In August 2008, Dr. DeMesa retired from his role as President, Chief Executive Officer and a director of Migenix Inc., a public biotechnology company focused on infectious and neurodegenerative diseases. From 1997 to 2001, he was President, Chief Executive Officer and a director of GenSci Regeneration Sciences Inc., a public biotech company involved in regenerative medicine (now part of Integra LifeSciences, NASD: IART). During his tenure at these two companies, Dr. DeMesa led the acquisition of several technologies and companies and completed multiple strategic partnership transactions with companies such as J&J, Astellas Pharmaceuticals, and Cadence Pharmaceuticals. He also led multiple successful financings totaling over $150 million. From 1992 to 1997, he was Vice President, Medical and Regulatory Affairs at Biodynamics International, Inc. (now part of RTI Surgical, NASD: RTIX), and from 1989 to 1992 was Vice President, Medical and Regulatory Affairs of Bentley Pharmaceuticals (now part of Teva Pharmaceuticals). Dr. DeMesa is a co-founder of CommGeniX, a medical communications company, and MedXcel, a medical education company. Dr. DeMesa attended the University of South Florida where he received his B.A. (Chemistry), M.D., and M.B.A. degrees and did his medical residency at the University of North Carolina. He is the author of two books and speaks regularly to companies and organizations throughout North America.

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Dr. DeMesa provides the Board with extensive experience leading and operating pharmaceutical and biotechnology companies as well as relevant expertise based on his professional training and extensive experience as a medical doctor and as an executive in the pharmaceutical and biotechnology industries. Such experience and expertise were the primary qualifications that the Board considered in nominating him as a director of the Company.

Punit Dhillon was appointed Chief Executive Officer on March 10, 2011. Mr. Dhillon was formerly Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (NASDAQ: INO) from September 2003 until March 2011.

In his management experience, Mr. Dhillon has raised over $160 million through multiple financings and several out-licensing deals including early stage deals with Merck and Wyeth (now Pfizer). Mr. Dhillon was responsible for implementation of Inovio’s corporate strategy. He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and the merger and post-merger integration with VGX Pharmaceuticals, Inc. Mr. Dhillon’s management experience spans corporate finance, M&A, integration, successful in-licensing of key intellectual property, strategy implementation, corporate transactions with industry, and collaborations with leading academic institutions across the globe.

Mr. Dhillon is currently a board member of Emerald Health Therapeutics, Inc. (TSXV: EMH), a TSX Venture Exchange listed company. Mr. Dhillon has also previously been a consultant and board member for several TSX Venture Exchange listed early stage life science companies, which matured through advances in their development pipelines and subsequent M&A transactions. Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk. From September 1999 to July 2002, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst. Mr. Dhillon is an active member in his community and places great value on helping future leaders overcome challenges through mentorship and education and is a co-founder and board member of Young Entrepreneurship Leadership Launchpad (YELL), a not-for-profit and charity organization based in Canada. Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Mr. Dhillon’s in-depth knowledge of our business and operations as our Chief Executive Officer, his experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies were the primary qualifications that the Board considered in nominating him as a director of the Company.

The Board of Directors recommends that you vote “FOR” the election of each of the named nominees as directors.

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PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2011 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO MAKE CERTAIN OTHER CHANGES

On October 11, 2016, the Board approved, subject to and contingent on shareholder approval, an amendment and restatement of the Company’s 2011 Stock Incentive Plan (as proposed to be amended and restated pursuant to this Proposal, the “Amended Plan” and as currently in effect, the “Existing Plan” or the “2011 Plan”). The primary purposes of the amendment and restatement are (1) to increase the number of shares of common stock authorized for issuance thereunder by 500,000 shares to 4,500,000 shares, (2) to provide for automatic accelerated vesting of awards in the event of a change in control, (3) to exclude from calculation of performance criteria any items that are unusual or infrequent in nature, and (4) to update the Company’s tax withholding requirement. Other than these amendments, which are described in more detail below under “Key Features of the Proposed Amendments,” the terms of the Amended Plan are identical to the terms of the Existing Plan. A copy of the proposed Amended Plan is included in this Proxy Statement as Annex A.

The Existing Plan was originally approved by the Board of Directors on August 5, 2011 and by our shareholders on March 2, 2012, and originally authorized the Board of Directors to issue up to 260,000 shares of our common stock to employees, directors, and consultants. Both the Existing Plan and the proposed Amended Plan provide for an automatic annual increase in the number of shares authorized for issuance, effective on the first business day of each calendar year. Since the adoption of the Existing Plan, the number of shares of common stock authorized for issuance has been increased by: (a) 2,869,722 shares of common stock pursuant to three amendments approved by our shareholders, and (b) 870,278 shares pursuant to the automatic increase provisions set forth in the Existing Plan, bringing the total number of shares of common stock authorized for issuance under the Existing Plan to 4,000,000 shares as of the date of this Proxy Statement.

Key Features of the Proposed Amendments to the Existing Plan

The Amended Plan will only become effective if approved by the Company’s shareholders. If so approved, the following amendments will be made, which are designed to ensure the continued viability of the Amended Plan and which the Board believes are aligned with the best interests of our shareholders:

Increase in Number of Shares Authorized for Issuance

Of the total number of shares authorized for issuance under the Existing Plan, only 106,856 shares of common stock currently remain available for grant. The Amended Plan provides for an increase in the number of shares of common stock authorized for issuance thereunder by 500,000 shares to 4,500,000 shares. If the Amended Plan is approved, we expect to use the additional authorized shares to attract, motivate, and retain high-performing employees, executive officers, directors, and consultants. We currently have no plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock.

The following table provides information about option grants made under the Existing Plan as of October 14, 2016. Approximately 54% of outstanding Existing Plan stock options were exercisable on that date and 97% of exercisable options had exercise prices above the $1.81 closing price of our common stock on the NASDAQ Capital Market on that date. There have been no grants of stock appreciation rights under the Existing Plan. We have made 12 grants of Restricted Stock Units to employees, directors and consultants for a total of 680,000 shares, all of which were granted on March 4, 2016 and vest on the third anniversary of the grant date; of this total, 655,000 remain outstanding. We have also made two grants of Restricted Stock Bonuses to consultants for a total of 7,500 shares which were granted on December 8, 2014.

Following the effectiveness of our reverse stock split on May 18, 2015, each 20 shares of issued and outstanding common stock combined into and became one share of common stock. References to numbers of shares of common stock in the below table and in this Proxy Statement are reported “on a post-split basis.”

Options Outstanding under the Existing Plan	As of October 14, 2016
Total Options Outstanding (1)	3,102,011
Weighted Average Exercise Price	$4.97
Weighted Average Remaining Life (Years)	7.98
Total Options available for grant under all plans (2)	106,856

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(1)	In addition, as of October 14, 2016, there were 655,000 stock options outstanding that were not granted under the Existing Plan. These awards were issued to employees and consultants between December 11, 2013 and September 1, 2016 and have exercise prices ranging from $1.71 to $16.10, where the exercise price of each stock option equals the closing price of our common stock on the date of award of the respective stock option, adjusted pursuant to the reverse stock split. Each such stock option has a term of ten years from the grant date and becomes fully vested within two to three years of the grant date. A portion of these stock option awards were inducement grants made to executive officers whose employment agreements provide for accelerated vesting of outstanding stock options in the event of a change of control.

(2)	All of these shares fall under the Existing Plan.

Automatic Vesting Upon a Change in Control

The Existing Plan provides that the Plan Administrator may, but is not required to, provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Existing Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction or change in control. In addition, the Plan Administrator may, but is not required to, condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the grantee within a specified period following the effective date of the corporate transaction or change in control, and may provide that any awards so vested or released from such limitations in connection with a change in control shall remain fully exercisable until the expiration or sooner termination of the award.

The Amended Plan would provide for the automatic vesting and exercisability, and the lapsing of all other conditions applicable to vesting and exercisability, of all unvested of all awards under the Amended Plan upon a change in control of the Company, with no action required on the part of the Plan Administrator. Any performance criteria relevant to such awards shall be deemed to have been achieved at the target performance level. The Plan Administrator may provide that awards that remain outstanding after vesting will be assumed or replaced in connection with the change in control. The Plan Administrator may also provide for the cashing out of outstanding and vested options and stock appreciation rights based on the based upon the per-share consideration being paid in connection with such change in control, less the applicable exercise price or base amount. The Amended Plan also modifies the definitions of “Change in Control” and “Corporate Transactions.”

Other Amendments

The Amended Plan makes two additional changes to the Existing Plan. First, it would exclude unusual or infrequent items from consideration when comparing actual performance against performance criteria. Second, it would update the Company’s tax withholding requirement.

Summary of the Amended Plan

The following is a summary of the material features of the Amended Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text of the Amended Plan, which is set forth on Annex A of this Proxy Statement. In the event of any inconsistency between the Amended Plan and this summary, the Amended Plan will control. Any shareholder who desires to obtain a copy of either the Existing Plan or the Amended Plan may do so by written request to the Company at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary.

Eligibility

Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company or a parent or a subsidiary of the Company. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Plan Administrator may determine from time to time. As of October 14, 2016, approximately 45 employees (four of whom are current executive officers of the Company), three directors, and 12 consultants were eligible to participate.

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Administration

The Amended Plan is administered, at the Company’s expense, by the Board or a committee designated by the Board, and is currently being administered by the Compensation Committee (each such entity, the “Plan Administrator”). All questions of interpretation or application of the Amended Plan are determined in the sole discretion of the Plan Administrator, and its decisions are final, conclusive, and binding upon all persons. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”).

Share Reserve

Currently, 4,000,000 shares of the Company’s common stock are authorized for issuance under the Existing Plan. Consistent with the terms of the Existing Plan, the Amended Plan provides for an automatic increase in the share reserve available for grant under the Amended Plan on the first business day of each calendar year by the lesser of (i) 3% of the shares of common stock outstanding as of the last day of the immediately preceding calendar year, (ii) 500,000 shares and (iii) such lesser shares as may be determined by the Board. Of the 4,000,000 shares current authorized for issuance under the Existing Plan, as of October 14, 2016, options to purchase 128,633 shares have been exercised, 7,500 shares have been issued pursuant to restricted stock bonuses, outstanding option awards for 3,102,011 shares remain available for exercise (subject to vesting and other conditions), awards for 655,000 restricted stock units remain outstanding, and 106,856 shares remain available to grant. If shareholders approve the Amended Plan, the maximum aggregate number of shares that may be issued under the Amended Plan will increase to 4,500,000 shares of common stock. The number of shares available under the Amended Plan is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

Any shares covered by an award which is forfeited, canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award shall not be returned to the Amended Plan and shall not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. To the extent not prohibited by the listing requirements of The NASDAQ Stock Market LLC (or other established stock exchange or national market system on which the shares are traded) or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the Amended Plan and shall become available for future issuance under the Amended Plan, unless otherwise determined by the Plan Administrator.

Types of Awards

The Plan Administrator is authorized under the Amended Plan to award any type of arrangement to an employee, director or consultant that is not inconsistent with the provisions of the Amended Plan and that by its terms involves or might involve the issuance of (i) shares of common stock, (ii) cash, or (iii) an option, a stock appreciation right (a “SAR”), or a similar right with a fixed or variable price related to the fair market value of the shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, options, SARs, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights (collectively, “awards”), and an award may consist of one such security or benefit, or two or more of them in any combination or alternative.

Terms and Conditions of Awards

Options granted under the Amended Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the Amended Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Plan Administrator may determine from time to time. Each award granted under the Amended Plan shall be designated in an award agreement.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the Amended Plan. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the Amended Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Plan Administrator.

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The Plan Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the Amended Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Amended Plan (subject to the limitations described above), to construe and interpret the terms of the Amended Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the Amended Plan, as the Plan Administrator deems appropriate.

The term of any award granted under the Amended Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Plan Administrator may establish in its discretion.

The Amended Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Amended Plan, the exercise or purchase price shall be determined by the Plan Administrator. The method of payment of the exercise or purchase price shall be determined by the Plan Administrator. The Plan Administrator, in its discretion, may accept the following: cash, check, shares or, with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Under the Amended Plan, the Plan Administrator may establish one or more programs under the Amended Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Amended Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m) of the Code.

For options and stock appreciation rights that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is currently five hundred thousand (500,000) shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is currently five hundred thousand (500,000) shares. The foregoing limitations shall be adjusted proportionately by the Plan Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which 25% of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

The Amended Plan includes the following performance criteria that may be considered by the Plan Administrator when granting awards intended to qualify as performance-based compensation under Section 162(m) of the Code: (i) net earnings or net income (before or after taxes); (ii) earnings per share or earnings per share growth, total units or unit growth; (iii) net sales, sales growth, total revenue or revenue growth; (iv) operating income, net operating profit or pre-tax profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price or relative share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) market share or change in market share; (xv) customer retention or satisfaction; (xvi) working capital targets; (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress; (xviii) company project milestones; and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, related entities and/or any individual business units of the Company or any related entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any other item that is either unusual or infrequent in nature, as determined by the Plan Administrator in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Item.” Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the grantee’s rights with respect to an award intended to be performance-based compensation.

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Amendment, Suspension and Termination

The Board may at any time amend, suspend, or terminate the Amended Plan; however, such amendment, suspension, or termination may not make any changes in an award previously granted that would adversely affect the rights of any participant. No amendment may be made to the Amended Plan without the approval or ratification of the Company’s shareholders if such amendment would require shareholder approval under Section 423 of the Code or any other applicable law or regulation. Notwithstanding the foregoing, the reduction or increase of the exercise price of any option or and the base appreciation amount of a SAR and canceling an option or SAR at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another award shall not be subject to shareholder approval.

Certain Adjustments

Subject to any required action by the shareholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Amended Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares; (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

Change in Control

The Amended Plan provides for the automatic vesting and exercisability, and the lapsing of all other conditions applicable to vesting and exercisability, of all unvested awards under the Plan Amendment upon a change in control of the Company, with no action required on the part of the Plan Administrator. Any performance criteria relevant to such awards shall be deemed to have been achieved at the target performance level. The Plan Administrator may provide that awards that remain outstanding after vesting will be assumed or replaced in connection with the change in control. The Plan Administrator may also provide for the cashing out of outstanding and vested options and SARs based on the based upon the per-share consideration being paid in connection with such change in control, less the applicable exercise price or base amount.

Under the Amended Plan, “change in control” means a change in ownership or control of the Company effected through any of the following transactions: (i) a person or group’s acquisition of shares representing fifty percent (50%) voting power; (ii) a change in the majority of the Company’s board members within twelve (12) months; (iii) consummation of a corporate transaction such as a merger, reorganization, share exchange or consolidation, or asset sale; or (iv) a complete liquidation or dissolution of the Company. For more information on the proposed amendment and restatement, refer to the full text of the amendment and restatement provided as Annex A hereto. For more information on the financial benefit of accelerated vesting of awards to our named executive officers, refer to the section below entitled “Potential Payments Upon Termination of Employment.”

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Transferability

No option grants under the Amended Plan are transferable by the participant, except by will or the laws of inheritance following a participant’s death.

New Plan Benefits

The proposed amendment and restatement of the Existing Plan would increase the number of shares authorized for issuance from 4,000,000 shares to 4,500,000 shares. Awards granted under the Amended Plan are at the discretion of the Plan Administrator. With the exception of grants that have already been made, it is not possible to determine the benefits or the amounts to be received under the Amended Plan by the Company’s officers, employees, consultants, or non-employee directors as a result of such an increase in the number of authorized shares.

The following table sets forth the number of outstanding awards to our executive officers, directors and employees under the Existing Plan as of July 31, 2016, the last day of our last completed fiscal year. Other future awards that may be granted in the discretion of the Plan Administrator are not determinable.

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (1)	Number of Shares of Restricted Stock Granted Under the Plan	Number of Restricted Stock Units Granted Under the Plan
Punit Dhillon	662,501	—	125,000
Chief Executive Officer, President and Director
Richard Slansky	135,000	—	100,000
Chief Financial Officer
Sheela Mohan-Peterson	150,250	—	100,000
Chief Legal and Compliance Officer
Robert Pierce	341,500	—	100,000
Chief Scientific Officer (former)
All current executive officers, as a group (3 persons) (2)	947,751	—	325,000
All non-employee directors, as a group (3 directors)	765,500	—	100,000
All other employees (including all current officers who are not executive officers) as a group	1,172,932	—	105,000

(1)	Outstanding awards in this table are presented on a post-split basis, pursuant to the reverse stock split approved by our Board of Directors and effective May 18, 2015.

(2)	Includes Punit Dhillon, Richard Slansky, and Sheela Mohan-Peterson. Dr. Sharron Gargosky became an officer after Fiscal Year 2016.

As of October 14, 2016, the closing price of our common stock on the NASDAQ Capital Market was $1.81.

Certain U.S. Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

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A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the Amended Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition, over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award (absent certain vesting acceleration provisions). Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

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Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Amended Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

The Board of Directors recommends that you vote “FOR” approval of the amended and restated 2011 Stock Incentive Plan.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm with respect to our financial statements for the fiscal year ending July 31, 2017. MHM has served as the Company’s independent registered public accounting firm since May 2011.

In re-appointing MHM, the Audit Committee considered MHM’s independence with respect to the services to be performed and other factors that the Audit Committee and the Board believe are advisable and in the best interest of the shareholders. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to shareholders for ratification.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of MHM as the Company’s independent registered public accounting firm for 2017. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, the Audit Committee may, in its discretion, consider the selection of a different firm.

Representatives of MHM are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If MHM should decline to act or otherwise become incapable of acting, or if MHM’s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for our 2017 fiscal year.

Fees Paid to Independent Registered Public Accounting Firm

In connection with the audits of our consolidated financial statements for our 2016 and 2015 fiscal years, we entered into agreements with MHM, which set forth the terms by which MHM will perform audit services for the Company. The following table presents the aggregate fees billed to the Company in the fiscal year ended July 31, 2016 (“FY 2016” or “Fiscal Year 2016”) and the fiscal year ended July 31, 2015 (“FY 2015” or “Fiscal Year 2015”) for the indicated services during those periods:

	FY 2016	FY 2015
Audit Fees	$243,110	$166,969
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL FEES	$243,110	$166,969

Audit Fees. The fees identified under this caption were for professional services rendered by MHM for the audits of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s quarterly reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings. Audit fees in FY 2016 and FY 2015 include an aggregate of $5,981 and $9,000, respectively, in fees paid to MHM in connection with consents related to our filings of Forms S-1, S-3 and S-8, and updates or prospectus supplements related thereto, during FY 2016 and FY 2015.

Audit-Related Fees. Audit-related fees comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the Company’s financial statements. No such fees were accumulated in FY 2016 or FY 2015.

Tax Fees. Tax fees relate to professional services rendered in connection with tax audits and tax compliance. MHM did not render such services in FY 2016 or FY 2015.

All Other Fees. These fees consist primarily of consultation fees for the calculation, documentation and disclosure requirements under Financial Accounting Standards Board ASC 740. MHM did not render such services in FY 2016 or FY 2015.

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Pre-Approval Policy

Our Audit Committee’s charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the “de minimis” exception for ratification of certain non-audit services allowed by the applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor’s independence. All of the fees and services provided by MHM as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

MHM has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s financial statements for FY 2016 and FY 2015 were attributed to work performed by persons other than MHM’s full-time, permanent employees.

The Board of Directors recommends that you vote “FOR” approval of the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

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CORPORATE GOVERNANCE

Role of the Board

The Board oversees the Company’s CEO and other senior management in the competent operation of the Company and assures that the long-term interests of the shareholders are being served. The Board has adopted the OncoSec Medical Incorporated Corporate Governance Guidelines (“Corporate Governance Guidelines”) to assist the Board and its committees in performing their duties and serving the best interests of the Company and its shareholders. The Corporate Governance Guidelines are available on our website, located at www.oncosec.com, on the Governance page under the Investors tab.

Director Independence

The Company’s common stock is listed on the NASDAQ Capital Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent” directors as defined by NASDAQ corporate governance standards. As such, the Company’s Board examines the independence of its members annually. In order for a director to be considered independent, the Board must determine that the director has no material relationship with the Company or its affiliates, either directly or as a partner, shareholder, or officer of the organization that has such a material relationship. At a minimum, a director will not be considered independent if, among other things, the director:

Has been employed by the Company or its affiliates in the current year or past three years;

Has accepted, or has an immediate family member who has accepted, any compensation from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (except for board services, retirement plan benefits or non-discretionary compensation);

Has an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

Has been or has an immediate family member who has been, a partner in, a controlling shareholder or an executive officer of any organization to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities or under non- discretionary charitable contribution matching programs) that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

Has been or has an immediate family member who has been employed as an executive of another entity where any of the Company’s executives serve or have served during the past three years on that entity’s compensation committee; and

Is or has an immediate family member who is a current partner of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that all directors, with the exception of Punit Dhillon, are independent under the applicable rules of NASDAQ and the SEC. Punit Dhillon is not independent because he is our President and Chief Executive Officer.

Board Leadership Structure

Under the Corporate Governance Guidelines, the Board has the flexibility to decide whether it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate or combined. The Board has determined that it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate in recognition of the differences between the two roles and to permit the individual serving in each role to focus on different aspects of our business.

Our Chief Executive Officer, Mr. Punit Dhillon, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Dr. Avtar Dhillon, provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. Dr. Avtar Dhillon has significant experience with our technology as a result of his roles at Inovio, as well as with respect to securing financing for emerging companies. Mr. Punit Dhillon, in addition to his corporate finance expertise, also brings extensive experience in execution of the corporate strategy, clinical development plan and operations as a result of his similar duties at Inovio before joining our Company.

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The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its shareholders. The Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its shareholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.

The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions. The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board, as described below. Strong directors chair various committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Meetings of the Board of Directors

Our Board met 6 times during Fiscal Year 2016, in compliance with the standards set forth in the Corporate Governance Guidelines. Each director attended 100% of the meetings of the Board and of the committees of the Board on which he served during Fiscal Year 2016. The numbers of committee meetings held by each committee during Fiscal Year 2016 were: Audit Committee—4, Compensation Committee—3, Nomination and Corporate Governance Committee—3. Although the Board has established a Clinical and Regulatory Affairs Committee and a Financing Committee, those committees did not meet during Fiscal Year 2016 and those functions were performed by the Board as a whole.

Our Corporate Governance Guidelines require that directors attend our annual meeting of shareholders, absent a valid reason. All of our directors attended our Fiscal Year 2015 annual meeting of shareholders on December 4, 2015.

Committees of the Board

The standing committees of the Board are its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical and Regulatory Affairs Committee, and Financing Committee. The Board has determined that the Chairs and all committee members are independent under applicable NASDAQ and SEC rules for committee memberships. The members of the committees are shown in the table below.

Committee Membership
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Clinical and Regulatory Affairs Committee	Financing Committee
Dr. Avtar Dhillon	X	Chair	X	X	Chair
Dr. Anthony Maida	Chair	—	X	Chair	—
Dr. James DeMesa	X	X	Chair	—	—
Punit Dhillon	—	—	—	—	—

Audit Committee

The Audit Committee has oversight responsibilities regarding, among other things, the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. The Board has determined that Dr. Maida is an “audit committee financial expert,” as defined under applicable SEC rules and meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has adopted a written charter for the Audit Committee, which is available on our website, www.oncosec.com, on the Governance page under the Investors tab.

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Compensation Committee

The duties of the Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other named executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on named executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations.

While management presents their views regarding attainment of business objectives and recommended compensation, the Compensation Committee performs its own independent analysis and makes the final determinations regarding all compensation related matters. The Compensation Committee is not authorized to delegate its authority without the prior approval of our Board, but has delegated its authority with the Board’s approval to both our Chief Executive Officer Punit Dhillon and our Chairman of the Board Dr. Avtar Dhillon solely with respect to routine option grants to non-executive employees of 7,500 shares or less.

The Board has adopted a written charter for the Compensation Committee, which is available on our website, www.oncosec.com, on the Governance page under the Investors tab.

The Compensation Committee’s charter gives the Compensation Committee the authority to, among other things, engage independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s named executive officers and other key employees. The Compensation Committee has engaged independent compensation consultants from time to time to provide such services. The Compensation Committee did not retain any compensation consultants during Fiscal 2016.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board, consistent with approved qualifications and criteria; determining the composition of the Board and its committees; recommending to the Board the director nominees for the annual meeting of shareholders; establishing and monitoring a process of assessing the effectiveness of the Board; developing and overseeing a set of Corporate Governance Guidelines and procedures; and overseeing the evaluation of our directors and named executive officers.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website, www.oncosec.com, on the Governance page under the Investors tab.

Clinical and Regulatory Affairs Committee

The Clinical and Regulatory Affairs Committee has responsibilities relating to reviewing and providing comments on the clinical development plan for our ImmunoPulse® programs, including introducing the clinical team to established opinion leaders, potential doctors and investigators, regulatory contacts and other professionals in the clinical oncology field that could benefit us in executing our development plan. The Clinical and Regulatory Affairs Committee does not currently have a charter. During Fiscal Year 2016, the functions of the Clinical and Regulatory Affairs Committee were performed by the Board as a whole.

Financing Committee

The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations. The Financing Committee does not currently have a charter. During Fiscal Year 2016, the functions of the Financing Committee were performed by the Board as a whole.

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Nomination of Directors

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, named executive officers, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee recommends the director nominees to our Board for approval for election at each annual meeting of shareholders. Under our bylaws, any director appointed by our Board is subject to re-election by shareholders at our next annual meeting of shareholders.

The Nominating and Corporate Governance Committee and the Board will consider candidates recommended by shareholders on a case-by-case basis, provided that shareholders submit any proposed candidate in accordance with the provisions of our Bylaws. A shareholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Secretary. Our Bylaws provide that any such written notice must be received by the Company not less than 90 days before the date of the annual meeting of shareholders at which directors are to be elected. The shareholder’s notice must include, among other things as specified in our Bylaws, certain personal identification information about the shareholder and its director nominee(s); the principal occupation or employment of the director nominee(s); the class and number of shares of the Company that are beneficially owned by the shareholder and its director nominee(s); and any other information relating to the director nominee(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. A shareholder who complies with the notice procedures set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of shareholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting, unless an applicable rule of the SEC requires that we include the director nominee in our proxy statement.

Director Qualifications

Our Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for the election of directors. In considering potential new directors, the Nominating and Corporate Governance Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what brings most persons to the Board’s attention, there is further consideration on whether the individual has the time available to devote to the work of the Board on one or more of its committees. The Nominating and Corporate Governance Committee also reviews the activities and associations of each candidate to ensure there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks to nominate a director that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

Board Oversight of Risk Management

The Board as a whole is responsible for risk management oversight of the Company. The involvement of the full Board in setting our business strategy and objectives is integral to the Board’s assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the Board. The full Board conducts on-going assessment of our financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues with management throughout the year as necessary.

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While the Board has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and discussing our major risk exposures and the steps management has taken to maintain and control these exposures. In addition, the Audit Committee focuses on financial risks and related controls and processes, and discusses with management our financial statements and the reasonableness of significant judgments and the adequacy and effectiveness of our accounting and financial controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy and objectives. Finally, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance and developing and reviewing our Code of Business Conduct and Ethics.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Named Executive Officer’s base salaries are fixed in amount and thus do not encourage risk-taking. Cash bonuses are tied to overall corporate performance. The majority of compensation provided to the named executive officers is in the form of time-based and performance-based long-term equity awards that help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price performance and because awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to shareholder value creation.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual cash and long-term equity awards provide an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and do not encourage short-term risk taking at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s named executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of shareholders.

Additionally, the full Board regularly receives reports from our Chief Executive Officer, the executive officer principally responsible for aiding the Board in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. The Code of Business Conduct and Ethics is available for review on our website at www.oncosec.com, on the Governance page under the Investors tab, and is also available in print, without charge, to any shareholder who requests a copy by writing to us at OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121, Attention: Investor Relations. There have not been any waivers granted of the Code of Business Conduct and Ethics relating to any of our named executive officers or directors during Fiscal Year 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us from such reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareholders were met during Fiscal Year 2016 in a timely manner.

Certain Relationships and Related Transactions

The Company has various procedures in place to identify potential related party transactions, which are reviewed and overseen by the Audit Committee as required by its charter. Furthermore, the Company’s Code of Business Conduct and Ethics addresses potential conflicts of interest, and requires that the existence of any actual or potential conflicts of interest be disclosed to the Chairman of the Audit Committee, requesting a waiver and cooperating in the establishment of procedures to neutralize the conflict. Waivers for directors and named executive officers must be approved by the Board. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director or named executive officer.

There were no transactions to which the Company was a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any director, officer or beneficial holder of more than 5% of our common stock, or member of such person’s immediate family, had or will have a direct or indirect material interest.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock as of October 14, 2016, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days after October 14, 2016, are deemed to be beneficially owned and outstanding for computing the share and percentage ownership of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (shares)	Percentage Beneficially Owned (%) (1)
Ridgeback Capital Investments Ltd. (2).	1,292,614	6.75
Avtar Dhillon (3)	1,049,900	5.33
Punit Dhillon (4)(5)	622,228	3.18
Robert Pierce (6)	197,350	1.02
Richard Slansky (7)	147,727	*
James DeMesa (8)	115,876	*
Anthony Maida (9)	109,515	*
Sheela Mohan-Peterson (10)	72,199	*
Mai Le (11)	—	*
All directors, nominees and executive officers as a group (8 persons) (12)	2,399,170	11.53

*	Less than 1%

(1)	Based on 19,159,645 shares of our common stock issued and outstanding as of October 14, 2016. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Based on a Schedule 13G/A filed with the SEC by Ridgeback on February 16, 2016. As provided in the Schedule 13G/A filing, Ridgeback’s mailing address is 75 Ninth Avenue, 5th Floor, New York, New York 10011.

(3)	Includes 544,375 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(4)	Includes 1,250 shares held of record by Four Front Investments. Mr. Dhillon is a shareholder and managing partner of Four Front Investments. Also includes 30,351 shares held of record by Mr. Dhillon’s spouse.

(5)	Includes 400,526 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(6)	Includes 197,350 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(7)	Includes 142,727 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(8)	Includes 103,375 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(9)	Includes 108,375 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(10)	Includes 68,679 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

(11)	Dr. Le’s options expired unexercised before the end of Fiscal Year 2016. Dr. Le does not hold any outstanding stock options.

(12)	Includes an aggregate of 1,649,782 shares of common stock issuable upon exercise of options exercisable within 60 days after October 14, 2016.

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EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information regarding the current executive officers of the Company.

Named Executive Officer	Position with the Company	Age as of the Annual Meeting	Officer Since
Punit Dhillon	Chief Executive Officer, President and Director	36	March 2011
Richard Slansky	Chief Financial Officer	59	July 2015
Sheela Mohan-Peterson	Chief Legal and Compliance Officer	54	August 2015
Sharron Gargosky, PhD	Chief Clinical and Regulatory Officer	52	September 2016

Punit Dhillon, President, Chief Executive Officer, and Director. For biographical information regarding Punit Dhillon, who is both a director and a named executive officer of the Company, see the section entitled “Election of Directors.”

Richard Slansky, Chief Financial Officer. Mr. Slansky has been Chief Financial Officer of the Company since July 2015. Mr. Slansky is responsible for leading financial operations and activities for the Company as well as managing financial plans and budgets. Mr. Slansky served as a financial and operations consultant from September 2014 until July 2015. Previously, Mr. Slansky served as the Chief Financial Officer of GenMark Diagnostics, Inc. from April 2012 to May 2014 and served as its Principal Accounting Officer until May 2014. Mr. Slansky served as the Chief Financial Officer at Digirad Corporation from March 2009 to April 2012 and served as its Corporate Secretary from March 2011 to April 2012. Mr. Slansky served as the Chief Financial Officer and Corporate Secretary of SpaceDev Inc. from February 2003 to March 2009. Mr. Slansky served as President of SpaceDev Inc. from November 2004 to December 2008. Mr. Slansky has more than 25 years of senior management experience and has a proven track record managing financial investments for life science and high technology companies. In his previous positions, Mr. Slansky showed a high success rate in raising capital, as well as balancing fiscal discipline and aggressive growth by cultivating business partnerships between R&D, sales, finance, and operations support. In addition, he has been instrumental in investing in technology and implementing process improvements, which fostered a culture of innovation and operational excellence in his companies. He has served as a Director on the Board of several private life science and high technology companies and currently serves on the Board of three private companies. Mr. Slansky earned a Bachelor’s Degree in Economics with a concentration in Decision Sciences from The University of Pennsylvania’s Wharton School of Business and a Master’s Degree in Business Administration with a concentration in Finance and Accounting from the University of Arizona.

Sheela Mohan-Peterson, Chief Legal and Compliance Officer. Ms. Mohan-Peterson has served as our Chief Legal and Compliance Officer since August 2015. She was previously our General Counsel and Corporate Secretary since joining the Company in September 2014. Before joining the Company, Ms. Mohan-Peterson was most recently a Senior Patent Counsel at Merck & Co., Inc. She also held patent counsel positions at several companies, including Schering-Plough Biopharma, DNAX Research Institute, Incyte Genomics, and Roche Bioscience. She received her Bachelor’s Degree in biology from Washington University in St. Louis, her Master’s Degree in biology from Rutgers University, and her law degree from Peninsula (now Lincoln) University (CA).

Dr. Sharron Gargosky, Chief Clinical and Regulatory Officer. Dr. Gargosky has served as our Chief Clinical and Regulatory Officer since September 2016. She was previously a consultant for the Company in the role of Head of Clinical Development and Operations since February 2016. Prior to joining the Company, Dr. Gargosky was the Chief Technical and Operations Officer of Prima BioMed Ltd., an Australian-based global biotechnology company. Before joining Prima Biomed, Dr. Gargosky served in positions of increasing clinical and scientific responsibility at biopharmaceutical companies including Pulse Health LLC, Hyperion Therapeutics, Medicis, and Pharmacia. She has also consulted on pharmaceutical drug and biologic development as a member of ILMU Consulting LLC. Dr. Gargosky received her Ph.D. from the University of Adelaide, Australia and completed her postdoctoral fellowship at Stanford University.

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Summary Compensation Table

The following table summarizes all compensation recorded by us in each of Fiscal Year 2016 and Fiscal Year 2015 for our named executive officers, consisting of (i) our principal executive officer, (ii) our two most highly compensated executive officers other than our principal executive officer and (iii) one additional individual who was not serving as an executive officer at the end of Fiscal Year 2016.

Name and Principal Position (1) (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (2) ($) (e)	Option Awards (3) ($) (f)	All Other Compensation (4) ($) (i)	Total ($) (j)
Punit Dhillon	2016	408,890	—	252,500	2,249,876	—	2,911,266
Chief Executive Officer and President (5)	2015	394,250	136,800	—	364,975	—	896,025
Richard Slansky	2016	273,898	—	202,000	402,119	—	878,017
Chief Financial Officer (6)	2015	20,282	—	—	—	—	20,282
Sheela Mohan-Peterson	2016	225,966	—	202,000	397,912	—	825,878
Chief Legal and Compliance Officer (7)	2015	190,750	17,500	—	38,967	—	247,214
Robert Pierce, MD	2016	291,076	—	202,000	750,400	45,000	1,288,476
Chief Scientific Officer (former) (8)	2015	311,250	94,500	—	155,094	—	560,844
Mai Le, MD	2016	119,167	—	—	606,583	198,691	924,441
Chief Medical Officer (former) (9)	2015	237,250	23,400	—	322,906	54,000	637,556

(1)	Please note that columns (g) “Non-Equity Incentive Compensation” and (h) “Change in Pension Value and Non-qualified Deferred Compensation Earnings” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the named executive officers during Fiscal Year 2016 or Fiscal Year 2015.

(2)	These values represent the grant date fair value for restricted stock unit grants, , determined by multiplying the number of units by the fair market value per common share on the grant date. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 7—Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Financial Statements in the Annual Report.

(3)	These values represent the aggregate grant date fair value of stock awards granted during Fiscal Year 2016, computed as of the grant date using a Black-Scholes option-pricing model, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”). For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 7—Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Financial Statements in the Annual Report.

(4)	The 2016 amount for Dr. Pierce under the “All Other Compensation” column relates to the consulting fees paid to Dr. Pierce under the Separation, Release, and Consulting Agreement between Dr. Pierce and the Company. The 2016 amount for Dr. Le under the “All Other Compensation” column relates to the severance package due to Dr. Le under the Separation and Release Agreement between Dr. Le and the Company and to consulting fees paid to Dr. Le after her resignation. The 2015 amount for Dr. Le under the “All Other Compensation” column relates to relocation benefits paid during that year.

(5)	Mr. Dhillon was appointed our President and Chief Executive Officer on March 10, 2011.

(6)	Mr. Slansky was appointed our Chief Financial Officer on July 6, 2015. He is also our Principal Financial and Accounting Officer.

(7)	Ms. Mohan-Peterson was appointed our Chief Legal and Compliance Officer on August 24, 2015.

(8)	Dr. Pierce was our Chief Medical Officer from December 11, 2013 until September 16, 2014, when he became our Chief Scientific Officer. Dr. Pierce resigned as an officer of the Company effective June 18, 2016.

(9)	Dr. Le was our Chief Medical Officer from September 16, 2014 until December 31, 2015. Dr. Le’s option awards expired unexercised before the end of Fiscal Year 2016.

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Outstanding Equity Awards at July 31, 2016

The following table sets forth information regarding equity awards held by the named executive officers as of July 31, 2016, the close of our 2016 fiscal year.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options, Exercisable (#) (b)	Number of Securities Underlying Unexercised Options, Not Exercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Punit Dhillon
2012 (1)	25,000	—	$4.20	04/24/2022	—	—
2013 (1)	12,500	—	$4.60	02/08/2023	—	—
2014 (2)	83,336	16,664	$16.10	03/07/2024	—	—
2015 (2)	14,587	10,414	$7.60	03/03/2025	—	—
2016 (3)	186,111	413,889	(3)	(3)	125,000	$252,000
Richard Slansky
2015 (4)	68,182	81,818	$6.12	04/06/2025	—	—
2016 (3)	42,917	92,083	(3)	(3)	100,000	$202,000
Sheela Mohan-Peterson
2015 (5)	10,114	6,136	(5)	(5)	—	—
2016 (3)	42,611	91,389	(3)	(3)	100,000	$202,000
Robert Pierce, MD
2014 (1)	85,000	—	$6.20	12/11/2023	—	—
2015 (2)	7,300	5,200	$7.60	03/03/2025	—	—
2016 (3)	77,333	166,667	(3)	(3)	100,000	$202,000
Mai Le, MD
2015 (6)	—	—	—	—	—	—
2016 (6)	—	—	—	—	—	—

(1)	These options are fully vested.

(2)	These options vest as follows: 25% on grant date, with the remaining option shares vesting monthly thereafter for thirty-six months.

(3)	The options in this category consist of two different grants during Fiscal Year 2016. The first grant has an exercise price of $5.76 per share, an expiration date of August 21, 2025, and vests over thirty-six months in equal monthly installments. The second grant has an exercise price of $2.02 per share, an expiration date of March 4, 2026, and vests as follows: 25% on grant date, with the remaining option shares vesting monthly thereafter for thirty-six months. The stock awards in this category consist of restricted stock units that will vest on the third anniversary of the grant date.

(4)	These options vest as follows: 25% on the 90-day anniversary of the grant date, with the remaining option shares vesting monthly thereafter for thirty-three months.

(5)	The options in this category consist of two different grants during Fiscal Year 2015. The first grant has an exercise price of $8.80 per share and an expiration date of December 16, 2024. The second grant has an exercise price of $7.60 per share and an expiration date of March 3, 2025. Both options vest as follows: 25% on grant date, with the remaining option shares vesting monthly thereafter for thirty-six months.

(6)	Dr. Le’s options expired unexercised before the end of Fiscal Year 2016.

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Employment Agreements

Punit Dhillon

On May 18, 2011, we entered into an Employment Agreement with our current President and Chief Executive Officer, Mr. Punit Dhillon. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $240,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive program at the discretion of the Board; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Mr. Dhillon is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, Mr. Dhillon is entitled to receive (i) severance payments equal to 24 months of his then current annual base salary, (ii) a pro rata percentage of the annual bonus he had received the prior fiscal year and (iii) payment of health benefits for 24 months, conditioned on his execution of a release; and (f) if Mr. Dhillon’s employment is terminated for death or disability, he or his estate is entitled to receive a pro rata percentage of the annual bonus he had received for the prior fiscal year. In all cases, Mr. Dhillon’s receipt of any such severance payments would be conditioned on his execution of a release. Mr. Dhillon’s Employment Agreement has an initial term of five years.

On April 25, 2012, our Board approved an increase in Mr. Dhillon’s annual base salary to $270,000. On February 8, 2013, our Board approved an increase in Mr. Dhillon’s annual base salary to $320,000. On March 7, 2014, our Board approved an increase to Mr. Dhillon’s annual base salary to $380,000. On March 3, 2015, our Board approved an increase in Mr. Dhillon’s annual base salary to $418,000. On August 12, 2016, our Board approved an increase in Mr. Dhillon’s annual base salary to $428,450.

On April 25, 2012, Mr. Dhillon was granted an option to purchase up to 25,000 shares of our common stock at an exercise price of $4.20 per share under the 2011 Plan. The option vested over a two-year period, with 33% vesting immediately upon issuance, 33% vesting on the one-year anniversary of the grant date and 34% vesting on the two-year anniversary of the grant date. The option could have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan. The option is now fully vested.

On February 8, 2013, Mr. Dhillon was granted an option to purchase 12,500 shares of our common stock at an exercise price of $4.60 per share under the 2011 Plan. The option vests over a three-year period, with 33% vesting on the one-year anniversary of grant date and the remaining option shares vesting monthly thereafter in twenty-four equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 7, 2014, Mr. Dhillon was granted an option to purchase 100,000 shares of our common stock at an exercise price of $16.10 per share outside the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On March 3, 2015, Mr. Dhillon was granted an option to purchase 25,000 shares of our common stock at an exercise price of $7.60 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On August 21, 2015, Mr. Dhillon was granted an option to purchase 500,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Mr. Dhillon was granted an option to purchase 100,000 shares of our common stock at an exercise price of $2.02 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Mr. Dhillon was granted 125,000 restricted stock units under the 2011 Plan. 100% of the units will vest on the third anniversary of the grant date. The units may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

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Richard Slansky

On June 25, 2015, we entered into an Employment Agreement with Mr. Richard Slansky, our Chief Financial Officer. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $280,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive plans at the discretion of the Board or a committee thereof; (d) acceleration of vesting of any unvested options outstanding upon a change of control of the Company; (e) after an initial 90-day probationary period, Mr. Slansky is terminated other than for cause, by death or by disability, or if Mr. Slansky terminates his employment with the Company for good cause, then Mr. Slansky shall be entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Mr. Slansky has provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Mr. Slansky has provided services for the Company for 12 months. In all cases, Mr. Slansky’s receipt of any such severance payments would be conditioned on his execution of a release. Mr. Slansky’s Employment Agreement has no stated term and will continue until terminated by the Company or Mr. Slansky.

Mr. Slansky’s Employment Agreement also provides that, as an inducement material to his entering into employment with the Company, Mr. Slansky shall be granted an award of options to purchase shares of the Company’s common stock. On July 6, 2015, Mr. Slansky was granted an option to purchase 150,000 shares of our common stock at an exercise price of $6.12 per share outside of the 2011 Plan. The stock options vest pursuant to the following schedule, subject to Mr. Slansky’s continued service for the Company through each vesting date: 25% of the shares subject to the stock option vested upon the 90-day anniversary of the date of grant, and the remainder shall vest monthly thereafter in thirty-three equal installments. The option may vest immediately upon a corporate transaction or change in control, as defined in the stock option award agreement.

On August 12, 2016, our Board approved an increase in Mr. Slansky’s annual base salary to $300,000.

On August 21, 2015, Mr. Slansky was granted an option to purchase 75,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Mr. Slansky was granted an option to purchase 60,000 shares of our common stock at an exercise price of $2.02 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Mr. Slansky was also granted 100,000 restricted stock units under the 2011 Plan. 100% of the units will vest on the third anniversary of the grant date. The units may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Sheela Mohan-Peterson

On August 24, 2015, we appointed Ms. Sheela Mohan-Peterson our Chief Legal and Compliance Officer at a base annual salary of $231,000. On October 30, 2015, we entered into an Employment Agreement with Ms. Mohan-Peterson. The Employment Agreement provides for the following, among other things: (a) an initial annual base salary of $231,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive plans at the discretion of the Board or a committee thereof; and (d) if Ms. Mohan-Peterson is terminated other than for cause, by death or by disability, or if Ms. Mohan-Peterson terminates her employment with the Company for good cause, then Ms. Mohan-Peterson shall be entitled to receive severance payments equal to 12 months of her then current annual base salary plus any accrued bonus. Ms. Mohan-Peterson’s receipt of any such severance payments would be conditioned on her execution of a release. Ms. Mohan-Peterson’s Employment Agreement has no stated term and will continue until terminated by the Company or Ms. Mohan-Peterson.

On August 12, 2016, our Board approved an increase in Ms. Mohan-Peterson’s annual base salary to $280,000.

On December 16, 2014, Ms. Mohan-Peterson was granted an option to purchase 10,000 shares of our common stock at an exercise price of $8.80 per share under the 2011 Plan. The options vest over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 3, 2015, Ms. Mohan-Peterson was granted an option to purchase 6,250 shares of our common stock at an exercise price of $7.60 per share under the 2011 Plan. The options vest over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On August 21, 2015, Ms. Mohan-Peterson was granted an option to purchase 74,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

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On March 4, 2016, Ms. Mohan-Peterson was granted an option to purchase 60,000 shares of our common stock at an exercise price of $2.02 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Ms. Mohan-Peterson was also granted 100,000 restricted stock units under the 2011 Plan. 100% of the units will vest on the third anniversary of the grant date. The units may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Robert Pierce

Dr. Robert Pierce was our Chief Medical Officer from December 11, 2013 until September 16, 2014, when he became our Chief Scientific Officer. Dr. Pierce resigned as an officer and employee of the Company effective June 18, 2016. In connection with his resignation, on April 15, 2016 the Company and Dr. Pierce entered into a Separation, Release, and Consulting Agreement (the “Separation Agreement”). Under the Separation Agreement, Dr. Pierce now serves the Company in a consulting capacity, and his employment with the Company has terminated. Dr. Pierce received no severance pay from the Company, but he is compensated for his consulting services at a rate of $30,000 per month, plus certain reimbursable expenses. Dr. Pierce’s equity awards, by their terms, continue to vest while he serves as a consultant to the Company.

A summary of Dr. Pierce’s Employment Agreement and compensation are provided below to describe his compensation during Fiscal 2015 and Fiscal 2016; however, the terms of the Separation Agreement now control.

On December 11, 2013, we entered into an Employment Agreement with Dr. Pierce in connection with his employment as our Chief Medical Officer. The Employment Agreement provided for the following, among other things: (a) an initial annual base salary of $260,000; (b) eligibility to receive an annual bonus at the discretion of the Board; (c) eligibility to participate in the Company’s stock incentive plans at the discretion of the Board or a committee thereof; (d) acceleration of vesting of any unvested options outstanding upon a change of control of the Company; (e) if Dr. Pierce was terminated other than for cause, by death or by disability, or if Dr. Pierce terminates his employment with the Company for good cause, then Dr. Pierce shall have been entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Dr. Pierce had provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Dr. Pierce had provided services for the Company for 12 months. In all cases, Dr. Pierce’s receipt of any such severance payments were conditioned on his execution of a release.

As an inducement material to his entering into employment with the Company, on December 11, 2013, Dr. Pierce was granted an option to purchase 85,000 shares of our common stock at an exercise price of $6.20 per share as an inducement grant outside of the 2011 Plan. The stock option vests pursuant to the following schedule, subject to Dr. Pierce’s continued service for the Company through each vesting date: 34% of the shares subject to the stock option vested upon the date of grant, 33% vested on the one-year anniversary of the date of grant, and 33% will vest on the two- year anniversary of the date of grant. The option may vest immediately upon a corporate transaction or change in control, as defined in the stock option award agreement.

Effective August 1, 2014, Dr. Pierce’s annual base salary was increased to $300,000. On September 16, 2014, Dr. Pierce was appointed the Company’s Chief Scientific Officer and effective that same day Dr. Pierce no longer served as the Company’s Chief Medical Officer. On March 3, 2015, our Board approved an increase to Dr. Pierce’s annual base salary to $330,000 and granted Dr. Pierce an option to purchase 12,500 shares of our common stock at an exercise price of $7.60 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may vest immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On August 21, 2015, Dr. Pierce was granted an option to purchase 144,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option vests over a three-year period in thirty-six equal monthly increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Dr. Pierce was granted an option to purchase 100,000 shares of our common stock at an exercise price of $2.02 per share under the 2011 Plan. The option vests over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in thirty-six equal increments. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

On March 4, 2016, Dr. Pierce was also granted 100,000 restricted stock units under the 2011 Plan. 100% of the units will vest on the third anniversary of the grant date. The units may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

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Mai Le

Dr. Mai Le was our Chief Medical Officer from December 11, 2013 until her resignation, effective December 31, 2015. In connection with her resignation, the Company and Dr. Le entered into a Separation and Release Agreement on December 27, 2015. Under the Separation and Release Agreement, the Company agreed to pay Dr. Le severance of $286,000, less applicable withholdings, in the form of salary continuation in accordance with the Company’s customary payroll practices. Dr. Le provided additional consulting services for the Company in the months following her departure, for which she was compensated. Dr. Le no longer serves as a consultant to the Company. Her equity awards expired unexercised before the end of Fiscal Year 2016.

The details of Dr. Le’s Employment Agreement and compensation that are provided below re provided for the purpose of compliance with applicable rules and regulations, but the terms of the Separation and Release Agreement now control.

On September 16, 2014, we entered into an Employment Agreement with Dr. Mai Le, our Chief Medical Officer. The Employment Agreement provided for the following, among other things: (a) a base annual salary of $260,000; (b) a relocation bonus of $54,000; (c) eligibility to receive an annual bonus at the discretion of the Board; (d) as an inducement material to entering into employment with the Company, a stock option award granted under the Company’s Amended and Restated 2011 Stock Incentive Plan to purchase up to 85,000 shares of the Company’s common stock at an exercise price of $10.40 per share, to vest pursuant to the following schedule, subject to Dr. Le’s continued service for the Company through each vesting date: 25% of the shares underlying the award vested on September 16, 2014 and the remaining 75% of the shares underlying the award were to vest in equal installments on each monthly anniversary of the date of grant; and (e) if Dr. Le was terminated other than for cause, by death or by disability, or if she terminated her employment with the Company for good cause, then Dr. Le would have been entitled to receive (i) prior to such time as she had provided services to the Company for twelve (12) months, severance payments by the Company of an amount aggregate equal to nine (9) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, or (ii) following such time as she had provided services to the Company for twelve (12) months, severance payments by the Company of an aggregate amount equal to twelve (12) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, with any such severance payments to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.

On March 3, 2015, Dr. Le’s annual base salary was increased to $286,000, and Dr. Le was granted an option to purchase 12,500 shares of our common stock at an exercise price of $7.60 per share under the 2011 Plan. The option was to vest over a three-year period, with 25% vesting on the date of grant and the remaining option shares vesting monthly thereafter in equal increments over a period of thirty-six months. The option may have vested immediately upon a corporate transaction or change in control, as defined in the Stock Option Award Agreement.

On August 21, 2015, Dr. Le was granted an option to purchase 144,000 shares of our common stock at an exercise price of $5.76 per share under the 2011 Plan. The option was to vest over a three-year period in thirty-six equal monthly increments. The option may have vested immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Cash Bonuses to Named Executive Officers

No cash bonuses were awarded to our named executive officers during Fiscal 2016. During Fiscal 2015, the Board awarded Mr. Dhillon, Ms. Mohan-Peterson, Dr. Pierce, and Dr. Le cash bonuses of $136,800, $17,500, $94,500, and $23,400, respectively, based on their efforts in growing the company with key hires and executing on the clinical development strategy, while expanding the internal pipeline for ImmunoPulse®, and also engaging in notable industry and academic collaborations.

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Compensation of Directors

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board meetings and for promoting our business. Except for such reimbursement, directors who are also employees of our Company do not receive any separate compensation for their service as directors.

Director Compensation Policy

Under the director compensation policy approved by the Compensation Committee, our directors are compensated as follows:

●	Dr. Avtar Dhillon receives an annual fee of $120,000 for services provided as Chairman of the Board, Chairman of the Compensation Committee, and member of the Audit Committee and Nominating and Corporate Governance Committee. Dr. Dhillon also receives an annual fee of $50,000 for services provided as a member of the Financing Committee and the Clinical and Regulatory Affairs Committee;

●	Dr. Anthony Maida receives an annual fee of $50,000 for services provided as a director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee. Dr. Maida also receives $25,000 for services provided as a member of the Clinical and Regulatory Affairs Committee; and

●	Dr. James DeMesa receives an annual fee of $50,000 for services provided as a director, Chairman of the Nominating and Corporate Governance Committee, and member of the Audit Committee and Compensation Committee.

Director Compensation Table

The following table shows information regarding the compensation earned or paid during Fiscal Year 2016 to non-employee directors who served on the Board during the year. The compensation paid to Punit Dhillon is shown under “Executive Compensation” in the table entitled “Summary Compensation Table” and the related explanatory tables. Punit Dhillon does not receive any compensation for his service as a member of the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards (2) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Dr. Avtar Dhillon (3)	170,000	202,000	2,058,430	—	—	—	2,430,430
Dr. Anthony Maida (4)	75,000	—	258,438	—	—	—	325,438
Dr. James DeMesa (5)	50,000	—	258,438	—	—	—	308,438

(1)	These values represent the grant date fair value for restricted stock unit grants, determined by multiplying the number of units by the fair market value per common share on the grant date. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 7—Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Financial Statements in the Annual Report.

(2)	These values represent the aggregate grant date fair value of stock awards granted during Fiscal Year 2016, computed as of the grant date using a Black-Scholes option-pricing model, in accordance with FASB Topic 718. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 7—Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Financial Statements in the Annual Report.

The following table shows the number of shares subject to outstanding and unexercised option awards held by non-employee directors as of July 31, 2016.

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Director	Number of Shares Subject to Outstanding Options as of July 31, 2016
Dr. Avtar Dhillon	547,500
Dr. Anthony Maida	111,500
Dr. James DeMesa	106,500

(3)	On August 21, 2015, Dr. Dhillon was granted an option to purchase 500,000 shares of common stock with an exercise price of $5.76 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. On March 4, 2016, Dr. Dhillon was granted an option to purchase 12,500 shares of common stock with an exercise price of $2.02 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. As of July 31, 2016, Dr. Dhillon held (i) outstanding option awards to purchase up to an aggregate of 547,500 shares of common stock, and (ii) 100,000 outstanding restricted stock units.

(4)	On August 21, 2015, Dr. Maida was granted an option to purchase 59,000 shares of common stock with an exercise price of $5.76 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. On March 4, 2016, Dr. Maida was granted an option to purchase 12,500 shares of common stock with an exercise price of $2.02 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. As of July 31, 2016, Dr. Maida held (i) outstanding option awards to purchase up to an aggregate of 111,500 shares of common stock, and (ii) no outstanding stock awards.

(5)	On August 21, 2015, Dr. DeMesa was granted an option to purchase 59,000 shares of common with an exercise price of $5.76 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. On March 4, 2016, Dr. DeMesa was granted an option to purchase 12,500 shares of common stock with an exercise price of $2.02 per share and a ten-year term. The option vests in equal monthly installments over a twelve-month period. As of July 31, 2016, Dr. DeMesa held (i) outstanding option awards to purchase up to an aggregate of 94,000 shares of common stock, and (ii) no outstanding stock awards.

32

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our 2011 Plan was approved by the Board of Directors on August 5, 2011 and by our shareholders on March 2, 2012, and originally authorized the Board of Directors to issue up to 260,000 shares of our common stock to employees, directors, and consultants. The 2011 Plan provides for an automatic annual increase in the number of shares authorized for issuance, effective on the first business day of each calendar year. Since the adoption of the 2011 Plan, the number of shares of common stock authorized for issuance has been increased by (a) 2,869,722 shares of common stock pursuant to three amendments approved by our shareholders, and (b) 870,278 shares pursuant to the automatic increase provisions set forth in the Existing Plan, bringing the total number of shares of common stock authorized for issuance under the 2011 Plan to 4,000,000 shares as of the date of this Proxy Statement.

The 2011 Plan provides for the issuance of a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, and restricted stock units. The following table provides information as of July 31, 2016, with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,878,460	$5.33	812,619 (1)
Equity compensation plans not approved by security holders (2)	385,000	$10.03	—
TOTAL	3,263,460	$5.88	812,619

(1)	As of July 31, 2016, an aggregate of 330,408 shares of common stock were available for issuance under the 2011 Plan, and an aggregate of 482,211 shares of common stock were available for issuance under the Company’s 2015 Employee Stock Purchase Plan. For more information on the 2015 Employee Stock Purchase Plan, please reference Note 2—”Significant Accounting Policies” in our financial statements for Fiscal Year 2016, included in our annual report on Form 10-K for the year ended July 31, 2016.

(2)	The stock option awards in this category were issued to employees and consultants between December 11, 2013 and July 6, 2015 and have exercise prices ranging from $6.12 to $16.10, where the exercise price of each stock option equals the closing price of our common stock on the date of award of the respective stock option. Each stock option has a term of between 3 and 10 years from the grant date and becomes fully vested within one to three years of the grant date. A portion of these stock option awards were granted to executive employees whose employment agreements provide for accelerated vesting of outstanding stock options in the event of a change of control.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Directors Anthony Maida, James DeMesa and Avtar Dhillon served on our Audit Committee during our 2016 fiscal year, with Dr. Maida serving as the Chair. Each member of the Audit Committee is an independent director within the meaning of NASDAQ Listing Rule 5605(a)(2). The Board has determined that Dr. Maida is an audit committee financial expert. Management is responsible for internal controls and the financial reporting process. Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), when required. The Audit Committee’s responsibility is to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee met with management and Mayer Hoffman McCann P.C. to review and discuss our 2016 fiscal year interim financial statements and our July 31, 2016 financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, any material changes in accounting policies used in preparing such financial statements prior to filing the annual report on Form 10-K or our quarterly reports on Form 10-Q with the SEC, and the items required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the Audit Committee received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. the firm’s independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended July 31, 2016, for filing with the SEC.

October 27, 2016

THE AUDIT COMMITTEE:

Anthony Maida (Chair) James DeMesa Avtar Dhillon

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ANNUAL REPORT

Our 2016 annual report on Form 10-K accompanies the proxy materials being provided to all shareholders. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 5820 Nancy Ridge Drive, San Diego, California 92121, (855) 662-6732, or through our website, located at www.oncosec.com.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

The submission deadline for shareholder proposals to be included in our proxy materials for the 2017 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act is June 29, 2017 if the meeting is held between November 6, 2017 and January 5, 2018 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and must otherwise comply with Rule 14a 8 in all respects, and should be sent to our Secretary at the address of our principal executive offices.

Under our Bylaws, other business may be brought before an annual meeting of shareholders only by or at the direction of the Board of Directors or by a shareholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time. In the case of a shareholder seeking to have a proposal included in our proxy materials, the shareholder must deliver written notice to us between May 1, 2017 and June 29, 2017 if the meeting is held between November 6, 2017 and January 5, 2018 or, if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later. In the case of a shareholder not seeking inclusion of a proposal in our proxy materials, the shareholder must deliver written notice to us not less than 90 days before the date of the annual meeting. Any such notice should be delivered or mailed and received by our Secretary at the address of our principal executive offices. Please refer to the full text of our Bylaws for additional information and requirements. We will not entertain any proposals or nominations at our annual meeting that do not meet the requirements set forth in our Bylaws. A copy of our Bylaws is available on our website, www.oncosec.com, on the Governance page under the Investors tab or by writing to our Corporate Secretary at OncoSec Medical Incorporated, 5820 Nancy Ridge Drive, San Diego, California 92121.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the 2016 Annual Meeting of Shareholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

By order of the Board of Directors,

/s/ Punit Dhillon
Punit Dhillon President and Chief Executive Officer

San Diego, California

October 27, 2016

35

ANNEX A

ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

(as proposed to be amended and restated as of December 6, 2016)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors; or

(iii) the consummation of Corporate Transaction; excluding, however, a Corporate Transaction pursuant to which:

(A) all or substantially all of the individuals and entities who have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of the total combined voting power of the Company’s outstanding voting securities Company’s immediately prior to such Corporate Transaction will have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total combined voting power of the then outstanding voting securities of the acquiring entity or the corporation or entity resulting from such Corporate Transaction (including, without limitation, the Company or other entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Entity”) in substantially the same proportions as their ownership of the Company’s voting securities, immediately prior to such Corporate Transaction; and

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(B) individuals who were members of the Board before the Corporation Transaction (or whose appointment or election is endorsed by a majority of such members of the Board) will continue to constitute at least a majority of the members of the board of directors of the Resulting Entity; or

(iv) a complete liquidation or dissolution of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means OncoSec Medical Incorporated, a Nevada corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(p) “Corporate Transaction” means any of the following transactions:

(i) a merger, reorganization, share exchange or consolidation; or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

(q) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

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(s) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2011 Stock Incentive Plan, as amended and restated.

(ff) “Registration Date” means the first to occur of (i) the date the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

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(gg) “Related Entity” means any Parent or Subsidiary of the Company.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is four million five hundred thousand (4,500,000) Shares, and commencing with the first business day of each calendar year beginning with 2017, such maximum aggregate number of Shares shall be increased by a number equal to the lesser of (i) three percent (3%) of the number of Shares outstanding as of the last day of the immediately preceding calendar year, (ii) five hundred thousand (500,000) Shares, and (iii) such lesser number of Shares as may be determined by the Board. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

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(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee. Notwithstanding the foregoing, (A) the reduction or increase of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and (B) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award, in each case, shall not be subject to shareholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

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The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any other item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Item” by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

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(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. For Options and SARs that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

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(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

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(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the amount required to be withheld (provided the amount withheld does not exceed the maximum statutory tax rate for an employee in the applicable jurisdiction(s) or such lesser amount as is necessary to avoid adverse accounting treatment) reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

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9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Acceleration of Awards Upon a Change in Control. Except as provided otherwise in an Award Agreement, in the event of a Change in Control and irrespective of whether the Award is Assumed or Replaced, (a) outstanding Options and SARs shall immediately vest and become exercisable; and (b) the restrictions and other conditions applicable to outstanding Restricted Stock, Restricted Stock Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any performance criteria relevant to such Awards shall be deemed to have been achieved at the target performance level; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Section 409A of the Code. The Administrator may provide that Awards that remain outstanding after vesting pursuant to the preceding sentence will be Assumed or Replaced in connection with the Change in Control. With respect to Options and SARs, the Administrator may also provide for the cashing out of outstanding and vested Options and SARs based on the based upon the per-Share consideration being paid in connection with such Change in Control, less the applicable exercise price or base amount; provided, however, that holders of Options and SARs shall be entitled to consideration in respect of cancellation of such Awards only if the per-Share consideration less the applicable exercise price or base amount is greater than $0, and to the extent that the per-share consideration is less than or equal to the applicable exercise price or base amount, such Awards shall be cancelled for no consideration. Awards need not be treated uniformly. Notwithstanding the foregoing, with respect to any Award that constitutes deferred compensation under Section 409A of the Code, to the extent required to comply with Section 409A of the Code, a transaction that does not constitute a change in control event under Treasury Regulation Section 1.409A-3(i)(5)(i) shall not be considered a Change in Control.

(a) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

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12. Effective Date and Term of Plan. The Plan first became effective upon its adoption by the Board on August 5, 2011. Subject to stockholder approval of the amendment and restatement of the Plan by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on December 6, 2016, the Plan shall continue in effect for a term of ten (10) years following the date of such Annual Meeting, unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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